Exhibit 10(b)

THE DAYTON POWER AND LIGHT COMPANY

1991 AMENDED DIRECTORS’ DEFERRED

COMPENSATION PLAN

(AS AMENDED AND RESTATED THROUGH DECEMBER 31, 2007)

1.                                       GENERAL.

The Dayton Power and Light Company 1991 Amended Directors’ Deferred Compensation Plan (the “Plan”) is amended and restated in its entirety as set forth herein.  The Plan previously provided members of the Board of Directors who are not employed by the Company (“Directors”) the opportunity to defer payment of all or a specified portion of Fees payable for services as a Director or otherwise in accordance with the Standard Deferral Provisions of the Plan.  Effective as of January 1, 2007, no further deferrals shall be made under this Plan, but amounts previously deferred under the Plan shall continue to be held and administered under the terms hereof.  The Plan is being amended and restated as of December 31, 2007 to conform the terms of the Plan to the requirements of Section 409A of the Code.

2.                                       DEFINITIONS.

When used herein, the following terms shall have the following meanings:

A.                                   “Board of Directors” means the Board of Directors of DPL, in place from time to time prior to a Change of Control.

B.                                     “CEO” shall mean the Chief Executive Officer of DPL duly installed, from time to time, prior to a Change of Control.  However, “Committee” will be substituted for “CEO” in discussing the CEO’s rights and benefits under the Plan.

C.                                     “Change of Control” means any change in control of DPL, or its principal subsidiary, DP&L, of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as determined by the Board of Directors in its sole discretion; provided that, without limitation, such a Change of Control shall be deemed to have occurred if (i) any “person” (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act; hereafter, a “Person”) other than DPL or DP&L or an entity then directly or indirectly controlling, controlled by or under common control with DPL or DP&L is on the date hereof or becomes or commences a tender offer to become the beneficial owner, directly or indirectly, of securities of DPL or DP&L representing (A) 15% or more of the combined voting power of the then outstanding securities of DPL or DP&L if the acquisition of such beneficial ownership or such tender offer is not approved by the Board of Directors prior to the acquisition or the commencement of such tender offer or (B) 50% or more of such combined voting power in all other cases; (ii) DPL or DP&L enters into an agreement to merge or consolidate itself, or an agreement to consummate a “combination” or “majority share acquisition” in which it is the “acquiring corporation” (as such terms are defined in Ohio Rev. Code § 1701.01 as in effect on December 31, 1990) and in which shareholders of DPL or DP&L, as the case may be, immediately prior to entering into such agreement, will beneficially own, immediately after the effective time of the merger, consolidation, combination or majority share acquisition, securities of DPL or DP&L or any surviving or new corporation, as the case may be, having less than 50% of the “voting power” of DPL or DP&L or any surviving or new corporation, as the case may be, including “voting power” exercisable on a contingent or deferred basis as well as immediately exercisable “voting power”, excluding any merger of DPL into DP&L or of DP&L into DPL; (iii) DPL or DP&L enters into an agreement to sell, lease, exchange or otherwise transfer or dispose of all or substantially all of its assets to any Person other than to a wholly owned subsidiary or, in the case of DP&L, to DPL or a wholly owned subsidiar(ies) of DPL; but not including (A) a mortgage or pledge of assets granted in connection with a financing or (B) a spin-off or sale of assets if DPL continues in existence and its common shares are listed on a national securities exchange, quoted on the automated quotation system of a national securities association or traded in the over-the-counter market; (iv) any transaction referred to in (ii) or (iii) above is consummated; or (v) those persons serving as directors of DPL or DP&L on February 1, 2000 (the “Original Directors”) and/or their Successors do not constitute a majority of the whole Board of Directors of DPL or DP&L, as the case may be (the term “Successors” shall mean those directors whose election or nomination for election by shareholders has been approved by the vote of at least two-thirds of the Original Directors and previously qualified Successors serving as directors of DPL or DP&L, as the case may be, at the time of such election or nomination for election).

D.                                    “Code” means the Internal Revenue Code of 1986, as amended.

E.                                      “Committee” means the Compensation Committee of the Board of Directors or such other committee(s) as the Board of Directors may designate from time to time to administer the Plan.

F.                                      “Company” means The Dayton Power and Light Company (“DP&L”), DPL Inc. (“DPL”), and any entity which, prior to a Change of Control, is controlling, controlled by or under common control with DP&L or DPL Inc.

G.                                     “Controlled Group” means the Company and any and all other corporations, trades and/or businesses, the employees of which, together with employees of the Company, are treated under Section 414 of the

Code as if they were employed by a single employer.  Each corporation or unincorporated trade or business that is or was a member of the Controlled Group shall be referred to herein as a “Controlled Group Member”, but only during such period as it is or was such a member.

H.                                    “Dividend Equivalent” means the expression on the Company’s books of a dividend with respect to a Stock Unit, each Dividend Equivalent being equal to the cash dividends paid from time to time on one Share.

I.                                         “Election Form” means the form as the Committee may designate from time to time which shall be used for deferring payment of Fees in accordance with the provisions of the Plan and shall also include any prior forms used in connection with the Plan for the purpose of deferring payment of Fees.

J.                                        “Fair Market Value” means the average of the closing sale prices of a Share on the last trading day of each of the four calendar months preceding the date the value of a Share is to be determined, as reported on the New York Stock Exchange-Composite Transaction Tape.

K.                                    “Fees” means amounts payable by the Company to a Director for services as a member of the Board of Directors or a committee of the Board of Directors and any other amounts (including, without limitation, consulting fees and the like) payable by the Company to a Director who is not employed by the Company for services rendered to the Company in any capacity.

L.                                      “Key Employee” means a key employee as defined in Section 409A of the Code and Section 416(i) of the Code (without regard to paragraph (5) thereof) of the Company (or a Controlled Group Member).

M.                                 “Share” or “Shares” means the Common Shares of DPL.

N.                                    “Standard Deferral Account” means the account established by the Company in the Director’s name to which deferrals made in accordance with the Standard Deferral Provisions of the Plan are credited.

O.                                    “Standard Deferral Provisions” means generally those provisions of the Plan under which:

(1)                                  a Director may elect annually to defer payment of Fees;

(2)                                  the deferred amounts are credited to the Standard Deferral Account;

(3)                                  earnings are credited to the Standard Deferral Account in accordance with Section 3(C), Section 3(D) or Section 3(E); and

(4)                                  amounts credited to the Director’s Standard Deferral Account together with accumulated earnings are paid in accordance with the Directors’ elections regarding time and form of payment on his or her Election Form, as may be modified pursuant to the terms of Section 6 hereof.

P.                                      “Stock Unit” means the expression on the Company’s books of a unit which is equivalent to one Share.

Q.                                    “Termination of Service” means a separation from service as defined under Section 409A of the Code.

R.                                     “Unforeseeable Emergency” means an event that results in a severe financial hardship to a Director resulting from (1) an illness or accident of the Director, his or her spouse, dependent (as defined in Section 152(a) of the Code) or beneficiary, (2) loss of the Director’s property due to casualty, or (3) other similar extraordinary circumstances arising as a result of events beyond the control of the Director.

S.                                      “Unreimbursed Amount” means, at any time as to any Director who, either directly or through any affiliate, including through a trust established by such Director, has entered into a split-dollar life insurance arrangement with the Company prior to December 31, 2004 and the premiums for which were entirely paid prior to that date, the amount of such Director’s or affiliate’s then obligation to reimburse the Company under such split-dollar arrangement for life insurance premiums paid by the Company; provided, however, that, for purposes of the Plan, the Unreimbursed Amount of any Director shall be reduced to the extent that such Unreimbursed Amount is being taken into account for purposes of calculating such Director’s benefits under the Company’s Key Employees Deferred Compensation Plan.

3.                                       ELECTION TO DEFER AND ACCOUNT DESIGNATION.

A.            ELECTION TO DEFER.  With respect to Fees paid for services performed prior to 2007, a Director may elect, on or before December 31 of any year, to defer payment of all or a specified part of the Director’s Fees during the succeeding calendar year until the Director ceases to be a Director of the Company.  Any person who shall become a Director during any calendar year prior to 2007, and who was not a Director of the Company on the preceding December 31, may elect, before the Director’s term begins, to defer payment of all or a specified part of the Director’s Fees for the remainder of such calendar year.  Any such elections shall be made by delivering an Election Form to the Secretary of the Company.

As provided in Sections 6 and 9.B. of The Dayton Power and Light Company Directors’ Deferred Stock Compensation Plan (the “DDSCP”), upon the Shares ceasing to be listed on the New York Stock Exchange, or upon termination of a Participant’s status as a director of the Company after a Change of Control, additional amounts may be credited to a Participant’s Standard Deferral Account from such plan.  In the event such accounts are credited to a Participant’s Standard Deferral Account hereunder, such amounts will be distributed at the same time and in the same manner and subject to the same degree of Committee discretion as would be the case under the DDSCP.

B.            STANDARD DEFERRAL ACCOUNT.  All deferred amounts shall be credited to each Director’s Standard Deferral Account.  The Directors’ Standard Deferral Accounts are established only as a mechanism for measuring the potential amount of cash or Shares which may be distributed under the Plan.  The Company shall retain title to, and beneficial ownership of, all amounts credited to Directors’ Standard Deferral Accounts and such deferred amounts will be subject to the claims of the Company’s creditors.  No Director or beneficiary has any property interest in deferred amounts or in any specific assets of the Company.

C.            STOCK UNITS.  Each Director shall have the option to elect to have any portion of his/her “Investment Amount” (as hereinafter defined) deemed invested in Shares as of each such date (on or after January 1, 1996) as the Committee may specify from time to time for such purpose, by delivering to the Secretary of the Company a Stock Unit Investment Election Form in the form as the Committee may designate from time to time.  In such event, the Company shall credit to such Director’s Standard Deferral Account a number of Stock Units equal to the amount which is deemed invested in Shares pursuant to this Section 3(C) divided by the Fair Market Value of a Share as of the date of such deemed investment and shall thereafter credit to such Director’s Standard Deferral Account, on each dividend payment date with respect to the Shares, a Dividend Equivalent for each Stock Unit then credited to such Standard Deferral Account.  On any such dividend payment date, to the extent that the value of the accumulated Dividend Equivalents credited to such Director’s Standard Deferral Account equals the Fair Market Value of one or more full Shares on such date, such Dividend Equivalents shall be converted into, and credited to such Standard Deferral Account as, additional Stock Units.

Once a Director has elected to have any amount of such Director’s Standard Deferral Account deemed invested in Shares pursuant to this Section 3(C), such Director may not revoke or otherwise change such election with respect to such amount without the prior approval of the Committee.

The Company shall not be required to purchase, hold or dispose of any Shares for purposes of funding benefits which may be payable as a result of this Section 3(C).  To the extent that the Company does, in its discretion, purchase or hold any Shares for purposes of funding such benefits or otherwise, the same shall remain the sole and exclusive property of the Company, subject to the claims of its general creditors, and shall not be deemed to form a part of any Director’s Standard Deferral Account, and no Director shall have any claim in, or right to, any such Shares (or any Stock Units or Dividend Equivalents).

In the event of a change in the outstanding Shares by reason of a Share dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, the number of Stock Units credited to an Director’s Standard Deferral Account shall be adjusted by the Committee (whose determination in each case shall be conclusive) to give effect as may be appropriate to any increase or decrease in the number of issued and outstanding Shares as a result thereof.

In the event that the Shares cease to be listed on the New York Stock Exchange for any reason, the Standard Deferral Account of each Director shall be credited with a cash amount equal to the number of Stock Units then credited to such Director’s Standard Deferral Account multiplied by the greater of (i) the Fair Market Value of a Share as of the date the Shares cease to be so listed or (ii) the closing sales price of a Share on the New York Stock Exchange-Composite Transaction Tape on the date the Shares cease to be so listed and the cash amount so credited shall thereafter be deemed to be part of such Director’s “Investment Amount” for all purposes of the Plan.  After the Shares cease to be so listed on the New York Stock Exchange, no Director shall have the option to have any amounts credited to his/her Standard Deferral Account deemed invested in Shares pursuant to this Section 3(C).

D.            EARNINGS ON STANDARD DEFERRAL ACCOUNTS OF DIRECTORS.  For purposes of measuring the amounts which may be distributed under the Plan to Directors, each Director’s “Investment Amount” shall be deemed invested, on and after January 1, 1997, in such “Eligible Investment Options” as such Director may designate from time to time as provided herein.  For purposes of the Plan, “Investment Amount” means, at any time on and after January 1, 1997 with respect to each Director, the amount then credited to such Director’s Standard Deferral Account (including any dividends, interest, distributions or other amounts credited to such Standard Deferral Account pursuant to this Section 3(D)) less the amount then credited to such Standard Deferral Account which is deemed invested in Shares pursuant to Section 3(C), and “Eligible Investment Options” means those securities, mutual funds or other investment vehicles set forth on Schedule I hereto, as such Schedule I may be modified from time to time by the Committee upon at least 30 days’ prior written notice to the Directors.

Each Director shall have the option, by delivering to the Secretary of the Company, a completed Investment Option Election Form in the form as the Committee may designate from time to time on or prior to each such date as the Committee may specify from time to time for such purpose (each such date, an “Election Date”) to designate or change, in a percentage equal to at least 10%, the portions of his/her Investment Amount which shall be deemed invested in each Eligible Investment Option as of such Election Date.  Any such designation by a Director shall remain in effect until changed in accordance with the preceding sentence.  Any increase in the percentage of an Director’s Investment Amount deemed invested in an Eligible Investment Option effected on any Election Date shall be deemed to be a purchase of such Eligible Investment Option and any decrease in the percentage of a Director’s Investment Amount deemed invested in an Eligible Investment Option effected on any Election Date shall be deemed to be a sale of such Eligible Investment Option, and any such purchase or sale shall be deemed to have occurred as of the last business day immediately prior to such Election Date at the closing price of such Eligible Investment Option on such date.  In the absence of any such designation by an Director with respect to all or any portion of his/her Investment Amount, the Standard Deferral Account of such Director shall be deemed invested in the Vanguard Total Bond Market Index Fund (Investor Shares), or a comparable fund designated by the Committee in its sole discretion (the “Bond Fund”), and the Bond Fund shall be an Eligible Investment Option for such Director.  All dividends, interest, distributions and other amounts paid or distributed from time to time with respect to any Eligible Investment Option in which all or any portion of a Director’s Investment Amount is deemed invested shall be credited to such Director’s Standard Deferral Account and shall be deemed reinvested in such Eligible Investment Option.

The Company shall not be required to purchase, hold or dispose of any Eligible Investment Options designated by Directors.  To the extent that the Company does, in its discretion, purchase or hold any of the Eligible Investment Options designated by Directors, the same shall remain the sole property of the Company, subject to the claims of its general creditors, and shall not be deemed to form a part of any Director’s Standard Deferral Account, and no Director shall have any property interest therein or claim thereto.

E.             UNREIMBURSED AMOUNTS.  Notwithstanding any other provision of the Plan, in the event that there exists an Unreimbursed Amount as to any Director, the Unreimbursed Amount of such Director in effect from time to time shall reduce the amount of such Director’s Standard Deferral Account which would otherwise be deemed invested in Eligible Investment Options pursuant to Section 3(D) in the manner designated by such Director in the Investment Option Form most recently delivered to the Secretary of the Company or, failing such designation, shall proportionately reduce the amount which would otherwise be deemed invested in each Eligible Investment Option pursuant to Section 3(D).

4.                                       PAYMENTS UNDER THE PLAN.

A.            STANDARD DEFERRAL ACCOUNT FOR AMOUNTS DEFERRED PRIOR TO DECEMBER 31, 2004.  Amounts deferred prior to December 31, 2004, together with accumulated earnings, shall be distributed from a Director’s Standard Deferral Account, as specified in the Election Form, in a lump sum payment or over a period of years, up to twenty, in such installments as specified in the Election Form.  Such lump sum payments shall be made or such installment payments shall commence, unless otherwise determined by the Committee in its discretion, on or prior to the January 31 immediately following:

(1)                                  the date the Director ceases to be a Director; or

(2)           such other date, either before or after his termination of service, as specified by the Director on his Election Form; and with subsequent annual installments, if payments are to be made in annual installments, to be paid on or prior to each January 31 thereafter until all amounts credited to the Director’s Standard Deferral Account have been paid in full.

For purposes of the Plan, an amount will be considered to have been deferred prior to December 31, 2004 if the amount was earned and vested as of December 31, 2004, even if such amount had not been credited to the Director’s Standard Deferral Account as of that date.

B.            STANDARD DEFERRAL ACCOUNT FOR AMOUNTS DEFERRED AFTER DECEMBER 31, 2004.

(1)           TIME OF PAYMENTS.  (a)  Amounts deferred after December 31, 2004, together with accumulated earnings, shall be distributed from a Director’s Standard Deferral Account, as specified on the Director’s Election Form, upon the occurrence of one of the following events:

(i)            the date upon which the Director incurs a Termination of Service for any reason; or

(ii)           in a specified year, either before or after the Director’s Termination of Service, as specified by the Director on the Director’s Election Form; provided, however, that such year must begin at least one year after the date on which the Election Form becomes effective.

(b)           Distributions made in accordance with Section 4(B)(1)(a)(i) shall be made or commence to be made within 90 days following the date of the Director’s Termination of Service; provided, however, that the Director does not have the right to designate the taxable year of such distributions, and distributions made in accordance with Section 4(B)(1)(a)(ii) shall be made or commence to be made on January 31 of the specified year.

(c)           Notwithstanding the foregoing provisions of this Section 4(B)(1), in the event that payments are to be distributed in a specified year, and prior to the date such payments are due to be distributed the Director incurs a Termination of Service, payment of the Director’s Standard Deferral Account shall commence, in the form elected pursuant to Section 4(B)(2), within 90 days following the date of such Termination of Service; provided, however, that that the Director does not have the right to designate the taxable year of such payments.

(d)           Notwithstanding the foregoing provisions of this Section 4(B)(1), in the event that a Director is a Key Employee at the time of his or her Termination of Service, then the payments to be paid in accordance with the Participant’s election under Section 4(B)(1)(a)(i) or pursuant to Section 4(B)(1)(c) shall be paid or commence to be paid on the first day of the seventh month after such Termination of Service (or if earlier, the date of the Director’s death).

(2)           FORM OF PAYMENTS.  (a)  Payments made pursuant to Section 4(B)(1) shall be distributed, as specified on the Election Form, (i) in a lump sum or (ii) over a period of years, up to twenty, in such installments as specified on the Election Form.

(b)           In the event that a Director’s Standard Deferral Account is paid in annual installments, each installment shall be equal to the value, as of December 31 of the calendar year immediately prior to the date of the respective installment payment, of the Director’s Standard Deferral Account divided by the number of installment payments then remaining in the installment period.

(i)            The portion of the Director’s Standard Deferral Account subject to such installment payments that remains unpaid from time to time shall continue to be credited with gains, losses, interest and other earnings.

(ii)           The final installment payment shall include adjustment for gains, losses, interest and other earnings during the period between the beginning of the calendar year in which the final installment payment is made and the date of such final payment.

(3)           If a Director has elected, pursuant to Section 4(B)(1)(a)(ii), to commence payment in a specified year, the deferral election on the Election Form for the year immediately prior to such specified year shall contain the Director’s election regarding the time of the commencement of distributions of amounts in the Director’s Standard Deferral Account and the form of such distributions (i.e., in a lump sum or in annual installments) for that year and all future years.

C.            For purposes of any distribution pursuant to this Section 4, the amount credited to a Director’s Standard Deferral Account on any date shall be equal to (i) in the case of any Stock Units credited to such Director’s Standard Deferral Account, the aggregate Fair Market Value as of such date of a number of Shares equal to the number of Stock Units then credited to such Standard Deferral Account and (ii) in the case of any Eligible Investment Options in which such Director’s Standard Deferral Account is deemed invested, the value (determined on the basis of the closing prices on the last business day immediately preceding such date) of all Eligible Investment Options in which such Director’s Standard Deferral Account is deemed to be invested on such date pursuant to Section 3(E) and, in the case of a partial distribution from an Director’s Standard Deferral Account, the amount of such distribution shall proportionately reduce the amount which is deemed invested in Shares pursuant to Section 3(D) and invested in each Eligible Investment Option pursuant to Section 3(E).

D.            Notwithstanding any other provision of the Plan, all payments under the Plan with respect to Stock Units credited to an Director’s Standard Deferral Account shall be made in the form of Shares and an Director shall be entitled to receive one Share for each Stock Unit credited to his Standard Deferral Account (with a cash payment being made for any fractional shares).

E.             ELECTION TO BE PAID IN SHARES.  At least thirty days before the first installment (or lump sum payment, if the Director so elects) is to be paid pursuant to the Standard Deferral Provisions, the Director or the Director’s beneficiary shall elect whether the amounts credited to such Director’s Standard Deferral Account (other than the Stock Units credited to such Director’s Standard Deferral Account which, in accordance with Section 4(D) shall be paid in the form of Shares) shall be paid in cash or in Shares.  At least thirty days before any subsequent installment is to be paid, the Director or the Director’s beneficiary may change such election.  In the case of payment in Shares, such Shares shall be valued at their Fair Market Value as of the date a cash payment would otherwise have been paid.  As soon as practical thereafter, the Company shall cause to be issued and delivered that number of Shares (which may be either authorized and unissued shares or treasury shares or both) which is equal to the amount of the payment divided by the determined price, provided however, that the Company shall not be obligated to issue and deliver fractional Shares and in lieu thereof, the Director shall be paid in cash.

F.             DESIGNATION OF BENEFICIARY.  Each Director participating in the Plan shall designate on the Election Form one or more beneficiaries to whom payments shall be made in the event of the Director’s death.  The Director shall have the right to change the beneficiary or beneficiaries from time to time, provided, however, no change shall become effective until received in writing by the Committee (or its delegate).  In the event the Director has not designated a beneficiary or a designated beneficiary is not living at the time of the Director’s death, then payments required to be made by the Company after the Director’s death to the designated beneficiary shall be made to the Director’s estate.

G.            EARLY DISTRIBUTION and UNFORSEEABLE EMERGENCY.

(1)           A Director may in no event receive a distribution of all or a portion of amounts of cash or Shares deferred in his Standard Deferral Account prior to the time that the Director elected to receive such amounts pursuant to the Plan.

(2)           Notwithstanding Section 4(G)(1), with respect to amounts deferred prior to December 31, 2004: (a) the CEO may, upon receiving a written request from the Director or the Director’s beneficiary as provided in Section 4(F) hereof in the event of the death of the Director, upon determining that a distribution is in the best interest of the Company and the Director (or his or her beneficiary) taking into account the financial condition of each, distribute all or a portion of the deferred amounts in the Director’s Standard Deferral Account, together with the earnings thereon, and (b) upon written request by a Director to receive his entire Standard Deferral Account made at any time after termination of his or her status as a director of the Company, for any reason, after a Change of Control, the amount deferred in such Participant’s account, together with the earnings thereon, shall be paid to such Director in a lump sum within ten (10) days after the date of such written request, provided that the Director shall be entitled to only 90% of such account balance and shall irrevocably forfeit 10% of such account balance by making the withdrawal.

(3)           Notwithstanding Section 4(G)(1), with respect to amounts deferred after December 31, 2004, in the event of an Unforeseeable Emergency and at the request of a Director, accelerated payment shall be made to the Director of all or a part of the Director’s Standard Deferral Account, together with the earnings thereon.  Payments of amounts as a result of an Unforeseeable Emergency may not exceed the amount necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution(s), after taking into account the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Director’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

H.            WITHHOLDINGS.  Any taxes required to be withheld by any Federal, state, or local government will be deducted from all deferred payments and paid for the account of the Director.

I.              PAYMENTS IN KIND.  Notwithstanding any other provision of the Plan, after a Change of Control, any portion of a distribution to be made from a Director’s Standard Deferral Account may, at the request of such Director at least 30 days prior to the scheduled date of such distribution, be made by the Trustees of the Master Trust(s) pursuant to which benefits under the Plan are being funded, in the sole and absolute discretion of such Trustees, in the form of any Eligible Investment Options actually held by such Master Trust(s) for purposes of funding such distribution to such Director under the Plan.  For purposes of making any such distribution, any Eligible Investment Option so distributed shall be valued at its closing price on the last business day immediately preceding the date of such distribution and such distribution shall be net of any applicable federal, state or local withholding taxes unless the Director makes a cash payment, concurrently with such distribution, to the Master Trust(s) making such distribution for the purpose of paying such withholding taxes.  Nothing contained in this Section 4(I) shall require the Company (or any of the Master Trusts) to purchase, hold or dispose of any Eligible Investment Options designated by Directors.  To the extent that any Master Trust holds any Eligible Investment Options, the same shall remain the sole property of the Company, subject to the claims of its general creditors, and shall not be deemed to form a part of any Director’s Standard Deferral Account and no Director shall have any property interest therein or claim thereto.

J.             UNREIMBURSED AMOUNTS.  Notwithstanding any other provision of the Plan, in the event that there exists an Unreimbursed Amount as to any Director, then (1) no distribution of the amount credited to such Director’s Standard Deferral Account prior to December 31, 2004 shall be made pursuant to Section 4(A) or otherwise to the extent that, after giving effect to any such proposed distribution, the amount then credited to such Director’s Standard Deferral Account would be less than the Unreimbursed Amount of such Director and (2) any amounts which are not distributed from such Director’s Standard Deferral Account by reason of the foregoing clause (1) shall be paid to such Director promptly after the date of, and only to the extent of, any reimbursement of such Unreimbursed Amount.

5.             PAYMENTS IN THE EVENT OF DEATH.  In the event a Director shall die either before payments from the Director’s Standard Deferral Account have commenced or after such payments have commenced, all amounts credited to the Director’s Standard Deferral Account at the time of the Director’s death shall be paid to the beneficiary designated by the Director on the Director’s Election Form, in a lump sum payment on the first business day of the month following the month in which the Director died unless the Director has elected on the Election Form that payments continue or commence to the Director’s beneficiary in the same method to be paid to the Director pursuant to Section 4(A) or Section 4(B).

6.             MODIFICATION OF ELECTION.  With respect to amounts deferred after December 31, 2004, including earnings thereon, a Director may modify his or her deferral election by written notice delivered to the Secretary of the Company to change the time of the commencement of payment(s) of the Director’s Standard Deferral Account, the form of payment of the Director’s Standard Deferral Account, or both, with respect to an amount previously deferred, if all of the following requirements are met:

(1)           Such subsequent deferral election may not take effect until at least twelve months after the date on which the subsequent deferral election is made;

(2)           In the case of a subsequent deferral election related to a payment not described in Section 4(G)(3) or Section 5, the first payment under such subsequent deferral election shall in all cases be deferred for a period of not less than five years from the date such payment would otherwise have been made (or, in the case of installment payments, which are treated as a single payment for purposes of this Section 6, five years from the date the first installment payment was scheduled to be paid); and

(3)           Any subsequent deferral election related to a distribution that is to be made at a specified time or pursuant to a fixed schedule pursuant to Section 4 must be made not less than twelve months prior to the date the payment was scheduled to be made under the prior deferral election (or, in the case of installment payments, which are treated as a single payment for purposes of this Section 6, twelve months prior to the date the first installment payment was scheduled to be paid).

7.                                       MASTER TRUSTS.

A.            DIRECTOR’S ACCOUNTS.  The Company has established, and may in the future establish, one or more trusts (each such trust, as it may be amended from time to time, is referred to herein as a “Master Trust”) for the purpose, among others, of securing the performance by the Company of its obligation to Directors to make the distributions under the Plan and has funded one or more of the Master Trusts in an aggregate amount of cash and/or Shares as the Company has determined to be equal to the value of all currently vested or earned benefits of the Directors under the Plan. Pursuant to one or more of the Master Trusts, each Director has been assigned a separate account as a mechanism for measuring the potential benefits which may be distributed in the future.  Subsequent transfers of cash and/or Shares which the Company is required to make to the Master Trusts pursuant to Section 7(B) or 8(B) hereof or otherwise shall be allocated among the Master Trusts as the Committee may determine from time to time.

B.            SUCCESSIVE TRANSFERS.  On or before the twentieth day following the end of each successive calendar quarter, the Company shall transfer to one or more of the Master Trusts an aggregate amount of cash and/or Shares as it shall determine to be equal to the value of benefits of Directors under the Plan which benefits have vested or have been earned during such calendar quarter; provided, however, no amount shall be so transferred to a Master Trust if, pursuant to Section 409A(b)(3)(A) of the Code, such amount would, for purposes of Section 83 of the Code, be treated as property transferred in connection with the performance of services.

C.            TITLE TO FUNDS.  DP&L shall retain beneficial ownership of all cash or shares transferred to the Master Trusts and such cash or shares will be subject to the claims of the DP&L’s creditors.  No Director or beneficiary has or will have any property interest in the cash or shares held in the Master Trusts or in any other specific asset of the Company.

8.                                       CHANGE OF CONTROL.

A.            AUTOMATIC TRANSFER OF AUTHORITY.  In the event of a Change of Control, any and all authority and discretion which is exercisable by the Committee, or the CEO, as heretofore or hereafter described in the Plan, including, without limitation, the authority to change the Eligible Investment Options as provided in Section 3(E) hereof, shall automatically be transferred to the Trustees of each Master Trust to the extent benefits under the Plan are being funded under such Master Trust.

B.            FUNDING OF MASTER TRUSTS.  Upon a Change of Control, the Company shall immediately transfer to one or more of the Master Trusts an aggregate amount of cash which, when combined with the other assets of the Master Trusts contributed or accruing thereto under or by reason of Section 7 hereof, is equal to all amounts credited to the Directors’ Standard Deferral Account, including accumulated earnings; provided, however, no amount shall be so transferred to a Master Trust if, pursuant to Section 409A(b)(3)(A) of the Code, such amount would, for purposes of Section 83 of the Code, be treated as property transferred in connection with the performance of services.

9.                                       NOTICES.

Any notice, election or any request required or permitted hereunder, which is to be mailed to or requested from the Secretary of the Company or the CEO, shall be delivered or mailed, postage prepaid, as follows:

(1)                                  Prior to a Change of Control; to the Secretary of DP&L at:

The Dayton Power and Light Company

MacGregor Park

1065 Woodman Drive

Dayton, Ohio 45432

Attention:  Corporate Secretary

(2)           After a Change of Control; to the Trustees of each Master Trust pursuant to which benefits under the Plan are being funded, at the notice address specified by such Trustees in the applicable trust agreement.

The Company or Trustees may from time to time change their addresses for receipt of notices by giving notice of such change to the Directors, but no such change shall be deemed to be effective until notice thereof is actually received by the Director to whom it is directed.

10.                                 NONASSIGNABILITY.

Neither a Director, nor his beneficiary, nor any other individual shall have any right by way of anticipation or otherwise to alienate, sell, transfer, assign, pledge, charge or otherwise dispose of any benefits which may become payable under this Plan, prior to the time that payment of any such benefit is made, and any attempted anticipation, alienation, sale, transfer, assignment, pledge, charge, or other disposition shall be null and void.  Furthermore, none of the benefits payable under this Plan shall be subject to the claim or legal process of the creditors of any Director or of the beneficiary, spouse or former spouse of any Director or of any other person or entity.

11.                                 INTERPRETATION AND AMENDMENT.

The Plan shall be administered by the Committee.  The decision of the Committee with respect to any questions arising in connection with the administration or interpretation of the Plan shall be final, conclusive and binding.  The Committee reserves the right to amend or modify the Plan from time to time or to terminate the Plan, provided, however, that no amendment, modification or termination of the Plan shall void an election to defer payments already in effect for the current calendar year or any preceding calendar year or shall otherwise adversely affect any right or benefit earned or accrued under the Plan by any Director prior to any such amendment, modification or termination without the prior written consent of such Director.  Notwithstanding the preceding sentence, the Committee, in its sole discretion, may terminate this Plan to the extent and in circumstances described in Treas. Reg. § 1.409A-3(j)(4)(ix), or any successor provision.  In the event of a Change of Control, the authority and discretion given the Committee under this Section 11 shall be exercised as provided in Section 8(A) hereof; provided, however, that the Trustee shall have no authority to terminate the Plan.

12.           SECTION 409A OF THE CODE.  It is intended that the Plan (including all amendments thereto) comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any retirement benefit accrued hereunder in a taxable year that is prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to the Directors.  It is intended that the Plan shall be administered in a manner that will comply with Section 409A of the Code, including regulations or any other formal guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.

13.                                 GENDER AND NUMBER.

Except when indicated by the context, any masculine terminology used herein shall also include the feminine, and the use of any term herein in the singular may also include the plural.

14.                                 NO RIGHTS AS SHAREHOLDERS.

Directors whose accounts are credited with amounts under the Plan shall have no rights as shareholders of the Company as a result thereof unless and until the Shares, if any, are distributed to the respective Directors.

15.                                 NO RIGHT TO EMPLOYMENT.

Nothing in the Plan shall confer upon any Director the right to a continued Directorship with the Company.

16.                                 GOVERNING LAW.

This Plan shall be construed, rendered and governed by the laws of the State of Ohio.

SCHEDULE I

ELIGIBLE INVESTMENT OPTIONS

Vanguard Prime Money Market Fund

Vanguard Short-Term Treasury Fund (Admiral Shares)

Vanguard Total Bond Market Index Fund (Investor Shares)

Vanguard 500 Index Fund (Investor Shares)

Vanguard Small-Cap Index Fund (Investor Shares)

Vanguard Total International Stock Index Fund